Exhibit 10.1

This SERVICE AGREEMENT (this “Agreement”) is made as of 30th of June, 2022, by and between Raphael Pharmaceutical INC. (the “Company”), and JOSEPH PRESS (the “Adviser”/so called “JOSEPH”).

RECITALS

WHEREAS, Joseph serves as the Chairman of the Board of Directors in the company;

WHEREAS, Joseph intend to retire for pension at the end of this month;

WHEREAS, the Company desires to engage Joseph to be an independent medical adviser of the company, and Joseph desires to be an independent adviser on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Joseph to be medical adviser; Relationship of Company and Joseph.

Joseph shall provide medical advises services to the Company upon the company requests, as hereinafter provided. The adviser, at all times, shall be independent of the Company. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of Joseph, or in any manner to render Company liable, as principal, surety, guarantor, and agent or otherwise for any of the debts, obligations or liabilities of Joseph. Similarly, nothing contained herein shall be deemed to make or render Joseph a partner, co-venturer or other participant in the business or operations of the Company, or in any manner to render Joseph liable, as principal, surety, guarantor, and agent or otherwise for any of the debts, obligations or liabilities of Company.

2. Services Descriptions.

Commencing on the date of this Agreement, Joseph will provide, supply and render such services, advises and operational support services as are necessary to provide service to the Company and, as more specifically described below, shall:

a.	Give the company Medical Advises Services upon the request of the CEO.

b.	Serve at the Board of Directors until the end of June 2022.

3. Obligations of the Company.

Prior to the expiration of this Agreement, the Company shall provide Joseph with true and correct information relating to all functions for which Joseph has responsibility hereunder, and shall not take any action to interfere with Joseph’s performance of its duties hereunder.

4. Location.

During the term of this Agreement, the business of the Company will be serviced by Joseph from the company’s office Haifa, Israel or any other location selected by company.

5. Compensation.

a.	Base Compensation

While Joseph is employed by the Company hereunder and as otherwise provided in this agreement, the Company shall pay Joseph a fee of $1,000 per medical advises meeting or service. The CEO will send to Joseph a request for advise services or any meeting in writing (by email) prior to any use of such advises services.

b.	Benefits:

The company will grant Joseph 280,000 Shares at zero cost & 105,000 warrants for 2 year (until 30.06.24) at an execution price of $1.12 per Warrant.

6. Term of Agreement; Termination of Rights.

(a) Joseph will end his services as a director by the end of June 2022.

(b) The company may use in the future his medical advice services & Joseph may give his advice services to the company upon his wishes & abilities.

7. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among the parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of ISRAEL applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by Company or Joseph.

(d) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns.

(e) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(g) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Service Agreement as of the date first above written.

Signed this 30th day of June, 2022.

/s/ Shlomo Pilo	/s/ Prof. Joseph Press

COMPANY	THE ADVISER

by: SHLOMO PILO, CEO	by: Prof. Joseph Press

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